Exhibit 99.2

NEWS RELEASE

Crestwood Announces Private Placement of Common Units by First Reserve

3/25/2021

HOUSTON—(BUSINESS WIRE)— Crestwood Equity Partners LP (NYSE: CEQP) (“Crestwood”) today announced that Crestwood Gas Services Holdings LLC, a company controlled by an investment fund sponsored by First Reserve, has priced a private placement of six million common units representing limited partner interests of Crestwood for gross proceeds of $132 million. The private placement is expected to close March 30, 2021, subject to customary closing conditions. Crestwood is not selling any common units and will not receive any proceeds from the private placement.

Citigroup acted as sole placement agent for the private placement of common units.

The securities offered in the private placement have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws. This press release does not constitute an offer to sell or the solicitation of an offer to buy the securities described herein.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities and Exchange Act of 1934. The words “expects,” “believes,” “anticipates,” “plans,” “will,” “shall,” “estimates,” and similar expressions identify forward-looking statements, which are generally not historical in nature. Forward-looking statements are subject to risks and uncertainties and are based on the beliefs and assumptions of management, based on information currently available to them. Although

Crestwood believes that these forward-looking statements are based on reasonable assumptions, it can give no assurance that any such forward-looking statements will materialize. Important factors that could cause actual results to differ materially from those expressed in or implied from these forward-looking statements include the risks and uncertainties described in Crestwood’s reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K and its subsequent reports, which are available through the SEC’s EDGAR system at www.sec.gov and on our website. Readers are cautioned not to place undue reliance on forward-looking statements, which reflect management’s view only as of the date made, and Crestwood assumes no obligation to update these forward-looking statements.

View source version on businesswire.com: https://www.businesswire.com/news/home/20210325005915/en/

Crestwood Equity Partners LP

Investor Contacts

Josh Wannarka, 713-380-3081

josh.wannarka@crestwoodlp.com

Senior Vice President, Investor Relations, ESG & Corporate Communications

Rhianna Disch, 713-380-3006

rhianna.disch@crestwoodlp.com

Director, Investor Relations

Sustainability and Media Contact

Joanne Howard, 832-519-2211

joanne.howard@crestwoodlp.com

Vice President, Sustainability and Corporate Communications

Source: Crestwood Equity Partners LP